 Exhibit 10.1

AGREEMENT BETWEEN SHANDONG YAOHUA MEDICAL INSTRUMENT

CORPORATION AND GUIDED THERAPEUTICS, INC.

CONFIDENTIAL, FINAL 22 JANUARY 2017

This agreement is dated 22 January, 2017 and is between Guided Therapeutics, Inc., a Georgia, United States of America corporation (“GTI”), located at 5835 Peachtree Corners East, Suite D, Norcross, GA 30092, USA and Shandong Yaohua Medical Instrument Corporation, located at No. 5 Zhuijian Street, High-Tech Development Zone, Laiwu Shandong, People’s Republic of China (“SMI”).

WHEREAS GTI has developed a platform technology for the early detection of disease that leads to cancer;

WHEREAS GTI’s first non-invasive cancer detection product is the LuViva® Advanced Cervical Scan device (the “Device”) and the related disposable cervical guides (the “Disposables” and, with the Device, “LuViva). LuViva is in use in Canada, Latin America, Europe, Turkey, Asia and Africa. GTI owns the worldwide manufacturing, distribution and intellectual property (“IP”) rights to LuViva. LuViva is designed to:

A.	Determine the true likelihood of treatable cervical disease that may lead to cancer in women aged 16 years and over who have been screened for cervical cancer and have an abnormal result.

B.	Be used as a screening tool both in the developed and developing world where the Papanicolaou test and/or the Human Papillomavirus Virus tests are not widely available.

WHEREAS GTI asserts that they have the rights to license the global manufacturing rights, excepting the Disposable Cervical guides for the Republic of Turkey, for LuViva, and the distribution rights and sales rights for LuViva in the Peoples Republic of China, Macau, Hong Kong and Taiwan (hereinafter collectively referred to as the “Jurisdictions”);

WHEREAS SMI is a medical device company in China with an established distribution and sales capability and has indicated a capability and willingness to manufacture for the global market, and distribute and sell LuViva in the Jurisdictions,

WHEREAS under this agreement between the Parties, SMI is granted exclusive rights by GTI for global manufacture as the optimum way to achieve economies in global manufacturing and exclusive commercialization, both distribution and sales, of LuViva within the Jurisdictions (“Global Manufacturing License”)

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CONFIDENTIAL TREATMENT REQUESTED BY GUIDED THERAPEUTICS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IT IS HEREBY AGREED AS FOLLOWS between SMI and GTI that SMI is granted exclusive manufacturing rights, excepting the Disposable Cervical Guides for the Republic of Turkey, and exclusive distribution rights and sales rights for LuViva in the Jurisdictions, subject to the following terms and conditions.

1.	Payments by SMI and Transfer of Stock to SMI:

A.	Payment Instructions:

1. GTI shall provide payment instructions to SMI for SMI payments to GTI within 5 business days of signing this Agreement.

2. SMI shall provide disbursement instructions to GTI for distribution of GTI stock within 15 business days of signing of this Agreement.

3. Both Parties will undertake to ensure that the payment or disbursement instructions are mutually satisfactory and compliant with all applicable regulations.

B.	SMI shall make payments to GTI based on the following schedule

·	$50,000 due within 15 business days of signing this Agreement
·	$200,000 due on or before 20 February 2017*
·	$250,000 due on or before 30 April 2017
·	$250,000 due on or before 30 July 2017
·	$250,000 due on or before 30 October 2017

*To be paid to GTI providing that GTI provides all documents and data, including manufacturing transfer plan, product production, guidance documents, product quality standards, relevant patent certificates, fixed costs of products, personnel data, etc. as reasonably required by SMI within 10 business days after GTI receives the initial payment of USD $50,000. During the first quarter of 2017, GTI and SMI will agree on the plan and schedule for transfer of manufacturing.

C.	GTI shall issue shares of its common stock to SMI or as directed by SMI with each of the five payments equal in value to the amount of the payment (e.g $50,000, $200,000 or $250,000) within 30 days after receipt of payments. The number of shares issued will be calculated at the lesser of the end of day per share price for the average of five consecutive days preceding the payment or $1.25 per share. The shares of stock shall be transferred to SMI or as directed by SMI within 30 days of SMI’s payment.

2.	2017 Orders:
a.	Subject to purchase orders from SMI to GTI, the schedule of minimum orders for 2017 shown in the table below will be maintained in order to maintain Jurisdiction sales and distribution rights.

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2017	Number of LuViva Devices	Price Per Device (by air, CIF BEIJING; by sea CIF QINGDAO	Anticipated Use
By 31 March	5	$*****	- Chinese FDA Sample (1) - Clinical Samples (2) - Transfer Manufacturing Sample (1) - Seed outside PRC Market (1)
By 31 December	5	$*****	- Seed PRC Commercial Market (4)* - Sales outside of PRC (1)

*If Chinese Food and Drug Administration (CFDA) approval is delayed, then these four device orders can be moved to Q1 2018. If SMI needs to order single use Cervical Guides or other supplies directly from GTI instead of manufacturing them in China, the prices shall be pursuant to the published price list for international distributors adjusted by a 10% discount. For clinical trials, GTI agrees to supply 200 Cervical Guides at no cost.

b.	If additional orders are placed by SMI to GTI prior to SMI having established its own manufacturing facility, the devices will be priced as follows:

Quantity	Price (by air, CIF BEIJING; by sea CIF QINGDAO)
11 – 20	$*****
21 – 40	$*****
41 and greater	International distributor list price

3. Minimum Sales: People’s Republic of China (Beginning first full calendar year following CFDA approval). It is expected that full or partial manufacturing will occur in China, so that minimum orders will not necessarily occur, unless agreed by both parties. Notwithstanding the foregoing, SMI will be responsible for minimum royalty payments based on the minimum sales of LuViva products as shown in the Table below.

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CONFIDENTIAL TREATMENT REQUESTED BY GUIDED THERAPEUTICS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Full year following CFDA Approval	Number of machines placed or sold	Number of tests per day	Days per week	Weeks per year
1	500	30	5	48
2	1000	30	5	48
3	2000	30	5	48

4. Cost of CFDA Approval: SMI shall underwrite the entire cost of securing approval of LuViva with Chinese FDA.

5. Manufacturing:

a.	SMI, shall arrange, at its sole cost, for a manufacturer in China to build tooling to support manufacture.
b.	The price payable by GTI for each Device and each packet of Disposables supplied by the manufacturer for resale by GTI outside of the Territories will be no higher than the then current internal costs to GTI for manufacturing the Device and the then current price paid by GTI to its current supplier of Disposables.
c.	In the event that this is not possible, the Parties agree to discuss the following options:
a.	SMI retains the right to manufacture for China, Hong Kong, Macau and Taiwan, where SMI has distribution and sales rights.
b.	SMI elects to manufacture just the Cervical Guides which is anticipated to be able to be at a lower price in China
c.	SMI buys the devices and Cervical Guides, or just the devices from GTI
d.	Other options that may be identified and available to find a mutually satisfactory solution.

If SMI fails to achieve manufacturing capabilities for either the Devices and Disposables in accordance with ISO 13485 for medical devices by 24 months after the date hereof, SMI shall no longer have any rights to manufacture, distribute or sell LuViva.

6. Technical Assistance for Manufacturing and Sales:

a.	Both GTI and SMI recognize the need for technical assistance to set up manufacturing and to establish sales protocols and marketing materials. To that end, both parties pledge cooperation in helping to establish the manufacturing and sales in China.
b.	GTI shall provide the Curricula Vitae or Resume (personal data) of the inventor of the LuViva technology to SMI
c.	SMI shall send over its manufacturing expert to GTI at SMI’s expense to learn the manufacturing process. GTI will be responsible for all in-country (US) expenses.
d.	GTI shall send over its technical expert within 10 days of a request or as soon as reasonably possible from SMI to SMI at GTI’s expense to assist with the establishment of the manufacturing and sales protocols in China. SMI will be responsible for all in-country (China) expenses.
e.	GTI shall provide technical support and training for product upgrades consistent with the technical support provided to other international distributors of LuViva.

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CONFIDENTIAL TREATMENT REQUESTED BY GUIDED THERAPEUTICS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7. Royalties:

a.	For each single-use Cervical Guide chip sold by SMI in the Jurisdictions, SMI shall transfer funds to the Escrow Agent at a rate of $***** per chip..in the amount equaling the number of chips sold. Funds shall be transferred monthly.

b.	The Parties agree to reassess these royalty amounts at the end of the second year of commercial sales in China to determine if an adjustment to the royalty amounts, up or down, is warranted. Any adjustments to the royalty amounts must be mutually agreeable.

8. Commercialization: If within 18 months of this License’s Effective Date, SMI fails to achieve commercialization of LuViva (as defined below) in China. SMI shall no longer have any rights to manufacture, distribute or sell LuViva.

Commercialization of LuViva is defined as SMI achieving all of the following:

a.	Filing an application with the CFDA for approval of LuViva

b.	Any assembly or manufacture of the Device or Disposables that begins in China

c.	Purchase of at least 10 Devices and associated Disposables for clinical evaluations and regulatory use and or sales in the Jurisdictions, according to the schedule described in Section 2. above.

9. Best Efforts: The Rights described herein must be maintained by diligent development and commercial efforts. SMI agrees to use its best efforts to maximize the royalty payments contemplated herein. Both parties agree to conduct quarterly reviews to mark progress and agree on forecasts for orders.

10. Breach or Failure to Perform: Under the following circumstances, SMI shall forfeit this License and shall no longer have any rights to manufacture, distribute or sell LuViva in the Jurisdictions if SMI is unable to cure in a timely manner:

a.	A material breach of any of SMI’s obligations set forth in this section.

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CONFIDENTIAL TREATMENT REQUESTED BY GUIDED THERAPEUTICS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

b.	Failure to achieve CFDA approval within 30 months from the date of this agreement.

In the event of Breach or Failure to Perform,

c.	GTI shall provide written notification of the breach or failure to perform.
d.	SMI shall be given a 45 day period in which to cure the breach or failure to perform.
e.	If the breach or failure to perform is not cured, SMI shall return to GTI, at SMI’s cost, all samples, data, hardware, software, regulatory documents, bench and clinical test results and all other information pertaining to LuViva in the Jurisdictions

11. Notices and Communications: All notices and other communications required by this Agreement will be effective upon deposit in the mail, postage prepaid and addressed to the parties at their respective addresses set forth below until such notice that a different person or address shall have been designated:

If to SMI:

No. 5 Zhuijian Street, High-Tech Development Zone, Laiwu Shandong, People’s Republic of China

If to GTI:

5835 Peachtree Corners East, Suite D,

Norcross, GA 30092, USA

12. Relationship of Parties: The Parties to this Agreement are and shall remain independent contractors and nothing herein shall be construed to create a partnership, agency or joint venture between the parties. Each party shall be responsible for wages, hours and conditions of employment of its personnel during the term of, and under this Agreement.

13. Dispute Resolution: In the event a dispute arises out of or in connection with this Agreement, the parties will attempt to resolve the dispute through friendly consultation. If the dispute is not resolved within a reasonable period then any or all outstanding issues may be submitted to mediation in accordance within any statutory rules of mediation. If mediation is not successful in resolving he entire dispute or is unavailable, any outstanding issues will be submitted to final and binding arbitration in accordance with the laws of the State of Georgia, United States of America. The arbitrator’s award will be final, and judgment may be entered upon it by any Court having jurisdiction within the State of Georgia, United States of America.  Each party shall choose one (1) arbitrator and the two (2) chosen arbitrators shall select a third arbitrator, who shall be the Chairman of the Arbitration Panel.  As soon as the mediation process has been unsuccessful, either party may select an arbitrator by sending the name of the arbitrator, in writing, to the other party.  The party receiving the name of the said arbitrator shall, within fifteen (15) days of receipt, select their arbitrator and shall send their selection, in writing, to the other party.  Should that party fail to select their arbitrator within fifteen (15) days of receipt of the name of the first party’s arbitrator, the initial party may seek Court appointment of the receiving party’s arbitrator and the latter shall be responsible for the initial party’s reasonable attorney’s fees and costs in connection with the Court appointment.  If the two (2) appointed arbitrators fail to select the third arbitrator within thirty (30) days from the appointment of the second arbitrator, either party, or the parties jointly, may seek Court appointment of the third arbitrator.

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CONFIDENTIAL TREATMENT REQUESTED BY GUIDED THERAPEUTICS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

14. Applicable Law: All questions concerning the validity, operation, interpretation and construction of this Agreement will be governed by and determined in accordance with the laws of the State of Georgia, United States of America.

15. Waivers of Breach: No waiver by either Party of any breach of any provision shall constitute a waiver of any other breach of that provision or any other provision hereof.

16. Warrants and Representations: Each Party represents and warrants that the terms of this Agreement are not inconsistent with any other contractual or legal obligations it may have or with the policies of any institution or company with which such Party is associated.

17. Interpretation: The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any the provisions of this agreement.

18. Assignment: SMI may not assign this Agreement in whole or in part, other than manufacturing, without GTI’s consent, that shall not be unreasonably be withheld. SMI may outsource all or parts of the manufacturing at their discretion, provided that SMI is able to maintain and verify that the quality of the manufacturing maintains CFDA, ISO 14485 and other regulatory standards that GTI may rely upon in sourcing LuViva.

19. Effective Agreement: This Agreement may be signed by the parties via facsimile or electronic signatures. This Agreement will constitute an effective Agreement when signed by both Parties.

20. Entire Agreement: This Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them; and neither party shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein. This Agreement may not be modified or altered except in writing by an instrument duly executed by authorized officers of both parties.

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CONFIDENTIAL TREATMENT REQUESTED BY GUIDED THERAPEUTICS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the _22___ day of January, 2017.

GTI

/s/ Gene Cartwright___________________________

Gene Cartwright

Chief Executive Officer, Guided Therapeutics Inc.

SMI

/s/ Yaohua Li__________________________________

Yaohua Li

Chairman, Shandong Yaohua Medical Instrument Corporation

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CONFIDENTIAL TREATMENT REQUESTED BY GUIDED THERAPEUTICS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.